EXHIBIT A - JOINT FILING AGREEMENT

This joint filing agreement is made and entered into as of this 14th day of November, 2025, by and among Viking Global Investors LP, Viking Global Opportunities Parent GP LLC, Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Opportunities Illiquid Investments Sub-Master LP, Viking Global Opportunities Drawdown GP LLC, Viking Global Opportunities Drawdown Portfolio GP LLC, Viking Global Opportunities Drawdown (Aggregator) LP, O. Andreas Halvorsen, David C. Ott and Rose S. Shabet.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Forms 3, 4, or 5 or Schedules 13D or 13G, and any and all amendments thereto and any other documents relating thereto (collectively, the “Filings”) as required to be filed pursuant to the Securities Exchange Act of 1934, as amended. The parties to this Agreement further agree and covenant that each will fully cooperate with such other parties in the preparation, timely filing, and delivery of all such Filings.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first set forth above.

Dated: November 14, 2025

By:	/s/ Scott M. Hendler
Name:	Scott M. Hendler on behalf of O. Andreas Halvorsen (1)

By:	/s/ Scott M. Hendler
Name:	Scott M. Hendler on behalf of David C. Ott (2)

By:	/s/ Scott M. Hendler
Name:	Scott M. Hendler on behalf of Rose S. Shabet (3)

(1) Scott M. Hendler is signing on behalf of O. Andreas Halvorsen, individually and as an Executive Committee Member of VIKING GLOBAL PARTNERS LLC, on behalf of VIKING GLOBAL INVESTORS LP, and as an Executive Committee Member of VIKING GLOBAL OPPORTUNITIES PARENT GP LLC, on behalf of itself and VIKING GLOBAL OPPORTUNITIES GP LLC, VIKING GLOBAL OPPORTUNITIES PORTFOLIO GP LLC, VIKING GLOBAL OPPORTUNITIES ILLIQUID INVESTMENTS SUB-MASTER LP, VIKING GLOBAL OPPORTUNITIES DRAWDOWN GP LLC, VIKING GLOBAL OPPORTUNITIES DRAWDOWN PORTFOLIO GP LLC and VIKING GLOBAL OPPORTUNITIES DRAWDOWN (AGGREGATOR) LP, pursuant to an authorization and designation letter dated February 9, 2021, which was previously filed with the Commission as an exhibit to a Form 13G filed by Mr. Halvorsen on February 12, 2021 (SEC File No. 005-49737).

(2) Scott M. Hendler is signing on behalf of David C. Ott, individually and as an Executive Committee Member of VIKING GLOBAL PARTNERS LLC, on behalf of VIKING GLOBAL INVESTORS LP, and as an Executive Committee Member of VIKING GLOBAL OPPORTUNITIES PARENT GP LLC, on behalf of itself and VIKING GLOBAL OPPORTUNITIES GP LLC, VIKING GLOBAL OPPORTUNITIES PORTFOLIO GP LLC, VIKING GLOBAL OPPORTUNITIES ILLIQUID INVESTMENTS SUB-MASTER LP, VIKING GLOBAL OPPORTUNITIES DRAWDOWN GP LLC, VIKING GLOBAL OPPORTUNITIES DRAWDOWN PORTFOLIO GP LLC and VIKING GLOBAL OPPORTUNITIES DRAWDOWN (AGGREGATOR) LP, pursuant to an authorization and designation letter dated February 9, 2021, which was previously filed with the Commission as an exhibit to a Form 13G filed by Mr. Halvorsen on February 12, 2021 (SEC File No. 005-49737).

(3) Scott M. Hendler is signing on behalf of Rose S. Shabet, individually and as an Executive Committee Member of VIKING GLOBAL PARTNERS LLC, on behalf of VIKING GLOBAL INVESTORS LP, and as an Executive Committee Member of VIKING GLOBAL OPPORTUNITIES PARENT GP LLC, on behalf of itself and VIKING GLOBAL OPPORTUNITIES GP LLC, VIKING GLOBAL OPPORTUNITIES PORTFOLIO GP LLC, VIKING GLOBAL OPPORTUNITIES ILLIQUID INVESTMENTS SUB-MASTER LP, VIKING GLOBAL OPPORTUNITIES DRAWDOWN GP LLC, VIKING GLOBAL OPPORTUNITIES DRAWDOWN PORTFOLIO GP LLC and VIKING GLOBAL OPPORTUNITIES DRAWDOWN (AGGREGATOR) LP, pursuant to an authorization and designation letter dated February 9, 2021, which was previously filed with the Commission as an exhibit to a Form 13G filed by Mr. Halvorsen on February 12, 2021 (SEC File No. 005-49737).